UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2008

RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50387 (Commission File Number)	33-0844285 (IRS Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (415) 371-9100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On February 25, 2008, RedEnvelope, Inc. (the “Company”) announced that it is applying to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market. The Company no longer meets the continued listing standards for the Nasdaq Global Market because, as reported in its Form 10-Q for the quarter ended December 30, 2007, the Company is not in compliance with the $10 million minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3). The Company received a Nasdaq Staff Deficiency Letter regarding its failure to meet the minimum stockholders’ equity requirement on February 19, 2008. The Company meets all of the continued listing requirements for the Nasdaq Capital Market.
     The Company issued a press release regarding the foregoing on February 25, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 25, 2008	REDENVELOPE, INC.
	By:	/s/ William T. Gochnauer
William T. Gochnauer
Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated February 25, 2008.